EXHIBIT 23A


                         Consent of Independent Auditor




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-06315) pertaining to the GATX Logistics Inc., 401(k) Cash Accumulation Plan of GATX Corporation of our report dated March 26, 1997, with respect to the financial statements of the GATX Logistics, Inc., 401 (k) Cash Accumulation Plan for the year ended December 31, 1996 included in this amended GATX Corporation Annual Report (Form 10-K/A) for the year ended December 31, 1996.

                                                  ERNST & YOUNG LLP


Jacksonville, Florida
May 12, 1997



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